Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS




Securities and Exchange Commission
Washington, D.C.

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated February 16, 2001, on our audits of the consolidated financial statements of Summit Financial Group, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000, included in Summit's 2000 Annual Report.

                                               ARNETT & FOSTER,  P.L.L.C.

                                               /s/ Arnett & Foster, P.L.L.C.
Charleston, West Virginia
March 29, 2001


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